EXHIBIT 99.1
Hillenbrand, Inc.
Hillenbrand Names Elizabeth Dreyer
Chief Accounting Officer
BATESVILLE, Indiana, December 1, 2010 — Hillenbrand, Inc. (NYSE: HI) has named Elizabeth E. Dreyer as its vice president, controller and chief accounting officer, effective December 1, 2010. She is responsible for the company’s financial planning and analysis and reporting functions.
Dreyer has extensive financial management experience, most recently at Zimmer, Inc. (NYSE: ZMH), an orthopedic medical device provider, where she served as vice president of finance, overseeing financial planning and analysis, global science and technology, and financial shared services. She has also held management roles of increasing responsibility in finance, organizational effectiveness and audit at Createc Corporation, ADESA, Guidant and Deloitte. A graduate of Indiana University with a degree in accounting, Dreyer is a certified public accountant.
“I’m delighted to have someone of Elizabeth’s caliber join our team,” said Cynthia L. Lucchese, Hillenbrand’s chief financial officer. “Her experience will be instrumental in helping us continue to provide a strong financial reporting infrastructure as Hillenbrand pursues its growth strategy.”
“It’s a very exciting time to be at Hillenbrand,” said Dreyer. “The company has already taken an important step forward in its business strategy with the acquisition of K-Tron earlier this year, and is poised for additional growth. I’m looking forward to working with Hillenbrand’s management and finance teams to help the company realize the full potential of each new opportunity.”
About Hillenbrand, Inc.
Hillenbrand (www.HillenbrandInc.com) is a diversified enterprise with multiple subsidiaries focused around two separate operating businesses. Batesville Casket (www.batesville.com) is a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing, and other personalization and memorialization products. K-Tron International (www.ktroninternational.com) is a recognized leader in the design, production, marketing and servicing of bulk solids material handling equipment and systems. The company serves many different industrial markets through two product lines. The Process Group focuses primarily on feeding and pneumatic conveying equipment, doing business under two main brands: K-Tron Feeders and K-Tron Premier. The Size Reduction Group concentrates on size reduction equipment, conveying systems and screening equipment, operating under three brands: Pennsylvania Crusher, Gundlach and Jeffrey Rader. HI-INC-E

Disclosure Regarding Forward-Looking Statements
Throughout this release, we make a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the anticipated effect of the acquisition on Hillenbrand’s future results. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections.
Words that could indicate we’re making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
targeted	encourage	promise	improve	progress	potential	should
This isn’t an exhaustive list, but is simply intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.
Here’s the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors — many of which are beyond our control — could cause our performance to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to: recent global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; ongoing involvement in claims, lawsuits and governmental proceedings related to operations; labor disruptions; our ability to continue the successful integration of K-Tron International; the dependence of our business units on relationships with several large national providers; increased costs or unavailability of raw materials; continued fluctuations in mortality rates and increased cremations; competition from nontraditional sources in the funeral services business; our ongoing antitrust litigation; cyclical demand for industrial capital goods; and certain tax-related matters. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in item 1A of Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2010, expected to be filed with the Securities and Exchange Commission (SEC) November 23, 2010. The company assumes no obligation to update or revise any forward-looking information.
CONTACT
Investor Relations for Hillenbrand, Inc.
Mark R. Lanning, Vice President, Investor Relations
Phone: 812-934-7256
E-mail: mr.lanning@hillenbrand.com

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